                                    Exhibit 23.1
KPMG LLP
Suite 1400
2323 Ross Avenue
Dallas, TX 75201-2721

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated April 7, 2025, with respect to the consolidated financial statements of Dave & Buster's Entertainment, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Dallas, Texas
June 20, 2025